February 24, 1998

VIA FAX 847-215-5282

Thomas Fraerman, Esq.
Joseph Freed & Associates, Inc.
1400 South Wolf Road
Building 100
Wheeling, Illinois 60090

     Re:  Evanston Plaza, Evanston, Illinois

Dear Tom:

     Pursuant to Section 29 of the Agreement of Sale, the date for satisfaction of the conditions precedent is February 28, 1998. However, pursuant to Paragraph 29.7, Seller has the right to extend the date for satisfaction of the conditions precedent for up to three consecutive 30-day periods. This letter is intended to provide you with written notice of Seller's exercise of its right to extend the date for satisfaction of the conditions precedent contained in Paragraphs 29.1, 29.2, 29.3 and 29.4 of the Agreement of Sale.
Consequently, the date for satisfaction of the conditions precedent shall be Monday, March 30, 1998.

     If you have any questions, please feel free to call.

                                        Very truly yours,

                                        /s/ M. Meghan Macnamara

                                            M. Meghan Macnamara

cc:  Daniel J. Perlman, Esq.
     Michael Conter
     Glen R. Cornblath, Esq.